
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM CHIRON
CORPORATION'S UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET DATED MARCH 31,
1998 AND UNAUDITED CONDENSED CONSOLIDATED STATMENT OF OPERATIONS FOR THE THREE
MONTHS ENDED MARCH 31, 1998 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO
SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1998<F5>
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               MAR-31-1998<F5>
<CASH>                                         177,590
<SECURITIES>                                   270,727<F1>
<RECEIVABLES>                                  295,532
<ALLOWANCES>                                         0
<INVENTORY>                                    133,224
<CURRENT-ASSETS>                               863,843
<PP&E>                                         724,254
<DEPRECIATION>                                 256,123
<TOTAL-ASSETS>                               1,755,401
<CURRENT-LIABILITIES>                          366,121
<BONDS>                                        400,072<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         1,771
<OTHER-SE>                                     964,056<F3>
<TOTAL-LIABILITY-AND-EQUITY>                 1,755,401
<SALES>                                         69,220
<TOTAL-REVENUES>                               133,287
<CGS>                                           28,213<F8>
<TOTAL-COSTS>                                   28,213<F8>
<OTHER-EXPENSES>                                71,558<F8><F4>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                               6,580
<INCOME-PRETAX>                                 11,407
<INCOME-TAX>                                     3,865
<INCOME-CONTINUING>                              7,542
<DISCONTINUED>                                  46,939
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    54,481
<EPS-BASIC>                                       0.31<F6>
<EPS-DILUTED>                                     0.30<F7>

<F1>CONSISTS OF BOTH SHORT-TERM AND NONCURRENT INVESTMENTS IN MARKETABLE DEBT
SECURITIES.
<F2>CONSISTS OF CONVERTIBLE SUBORDINATED DEBENTURES, CAPITAL LEASE OBLIGATIONS
AND NOTES PAYABLE, NET OF CURRENT MATURITIES.
<F3>CONSISTS OF ADDITIONAL PAID-IN CAPITAL, ACCUMULATED DEFICIT. ACCUMULATED
OTHER COMPREHENSIVE LOSS AND NOTES RECEIVABLE FROM STOCK SALES.
<F4>CONSISTS OF RESEARCH AND DEVELOPMENT, RESTRUCTURING AND REORGANIZATION
CHARGES AND OTHER OPERATING EXPENSES.
<F5>ACTUAL FISCAL YEAR END WAS JAN-03-1999. ACTUAL PERIOD END WAS MAR-29-1998
FOR PRESENTATION PURPOSES, DATES USED IN THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND NOTES REFER TO THE FISCAL MONTH END.
<F6>REPRESENTS BASIC NET INCOME PER SHARE. BASIC INCOME PER SHARE FROM CONTINUING
OPERATIONS FOR THE THREE MONTHS ENDED MAR-31-1998 WAS $0.04. BASIC INCOME PER SHARE FROM DISCONTINUED OPERATIONS FOR THE THREE MONTHS ENDED MAR-31-1998 WAS $0.27.
<F7>REPRESENTS DILUTED NET INCOME PER SHARE. DILUTED INCOME PER SHARE FROM
CONTINUING OPERATIONS FOR THE THREE MONTHS ENDED MAR-31-1998 WAS $0.04.
DILUTED INCOME PER SHARE FROM DISCONTINUED OPERATIONS FOR THE THREE MONTHS
ENDED MAR-31-1998 WAS $0.26.
<F8>DURING THE SECOND QUARTER OF 1999, THE COMPANY COMPLETED THE IMPLEMENTATION OF
AN INTEGRATED INFORMATION SYSTEM. AS A RESULT, CERTAIN PREVIOUSLY REPORTED
AMOUNTS HAVE BEEN RECLASSIFIED TO CONFORM WITH THE JUNE 30, 1999 PRESENTATION.

